Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

7 February 2025

Matter No. 837532/110130951

Anna.Chong@conyers.com

+852 2842 9531

Michael.Yu@conyers.com

+852 2842 9522

LZ Technology Holdings Limited

Unit 311, Floor 3, No. 5999 Wuxing Avenue,

Zhili Town, Wuxing District

Huzhou City, Zhejiang province,

People’s Republic of China 313000

Dear Sir/Madam,

Re: LZ Technology Holdings Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with the Company’s registration statement on form F-1 (File No. 333-276234), including all amendments or supplements thereto, as filed with the U.S. Securities and Exchange Commission (the “Commission”) (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of Class B Ordinary Shares of par value US$0.000025 each (the “Class B Ordinary Shares”) of the Company. The Registration Statement contains two prospectuses (together the “Prospectus(es)”), being (a) a prospectus to be used for the public offering by the Company of up to 1,800,000 Class B Ordinary Shares, together with the over-allotment option for a period of 45 days from the closing of the public offering for the underwriter(s) to purchase up to 15% additional Class B Ordinary Shares sold in the public offering (collectively, the “IPO Shares”) and (b) a prospectus to be used for the resale by Kim Full Investment Company Limited of up to 2,500,000 Class B Ordinary Shares.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement and drafts of the Prospectuses contained in the Registration Statement which are in substantially final form.

We have also reviewed copies of:

1.1.	the amended and restated memorandum and articles of association of the Company adopted on 23 June 2023, the second amended and restated memorandum and articles of association of the Company conditionally adopted on 22 December 2023, and the latest draft of the second amended and restated memorandum and articles of association to be adopted by the Company and to become effective immediately prior to the allotment and issue of the Class B Ordinary Shares of the Company (the “Listing M&As”);

1.2.	written resolutions of the sole director of the Company dated 23 June 2023 and written resolutions of the sole shareholder of the Company dated 23 June 2023, written resolutions of the sole director of the Company dated 18 August 2023 and unanimous written resolutions of all the shareholders of the Company dated 18 August 2023, written resolutions of the sole director of the Company dated 22 December 2023 and unanimous written resolutions of all the shareholders of the Company dated 22 December 2023, the written resolutions of all the directors of the Company dated 24 May 2024 and unanimous written resolutions of all the shareholders of the Company dated 24 May 2024, and the written resolutions of all the directors of the Company dated 15 July 2024 and unanimous written resolutions of all the shareholders of the Company dated 15 July 2024 (collectively, the “Resolutions”);

1.3.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company dated 6 February 2025 (the “Certificate Date”);

1.4.	the register of members of the Company certified by a director of the Company on 6 February 2025; and

1.5.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement, the Prospectuses and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.6.	that upon issue of any Class B Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.7.	that the Company will have sufficient authorised but unissued Class B Ordinary Shares in its share capital to effect the issue of any of the Class B Ordinary Shares at all relevant time;

2.8.	that on the date of any issue of Class B Ordinary Shares, the Company is, and after any such issue of Class B Ordinary Shares, the Company is and will be able to, pay its debts;

2.9.	that the Listing M&As will be duly adopted by the Company in substantially the same form as that examined by us for purposes of this opinion and will become effective immediately prior to the allotment and issue of the Class B Ordinary Shares of the Company and upon the Commission’s declaration of effectiveness of the Registration Statement (whichever is earlier);

2.10.	that the Listing M&As will not be amended in any manner that would affect the opinions expressed herein;

2.11.	that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any shares of the Company;

2.12.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectuses, and that the Registration Statement and the Prospectuses will be duly filed with or declared effective by the Commission; and

2.13.	that the Prospectuses, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	When issued and paid for as contemplated by the Registration Statement and registered in the register of members of the Company, the IPO Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.3.	Based solely on our review of the register of members of the Company certified by a director of the Company on 6 February 2025, as at 6 February 2025, Kim Full Investment Company Limited was the registered holder of 6,892,023 Class B Ordinary Shares, and such Class B Ordinary Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the relevant Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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